Exhibit 99.1

iMedia Reports Preliminary Q4 2020 Results and 2021 Guidance

Q4 2020 – Returned to Revenue Growth and Achieved 20% Gross Profit Growth

Full Year 2020 – Positive Operating Cash Flow and Free Cash Flow

MINNEAPOLIS, MN – February 9, 2021 – iMedia Brands, Inc. (the “Company”) (NASDAQ: IMBI) is reporting select preliminary unaudited financial results for the fourth quarter ended January 30, 2021, along with recent key company highlights and select guidance for 2021.

Preliminary Q4 2020 Results, Company Highlights and 2021 Outlook

•	Q4 net sales are expected to be at least $124.6 million, an increase of at least $1.0 million compared to the same prior-year period and the first time since 2015[1] that the Company has achieved Q4 revenue growth.

•	Full year 2020 cash flow from operations is expected to be at least $6.0 million compared to $(6.2) million cash used for operations for the same prior-year period. Full year 2020 free cash flow is expected to be at least $1.0 million compared to $(13.3) million for the same prior-year period.
•	Q4 gross margin is expected to be approximately 35.5%, a 550-basis point improvement over the same prior-year period. Full year 2020 gross margin is expected to be approximately 36.8%, a 420-basis point improvement over the same prior-year period.
•	Q4 gross profit is expected to be approximately $44.3 million, a 20% increase compared to the same prior-year period.
•	Q4 new customers grew by approximately 12% compared to the same prior-year period, reversing a six-year negative growth rate trend.
•	Q4 net loss is expected to be approximately $3.0 million or $(0.23) per basic share, compared to the same prior-year period net loss of $18.4 million or $(2.30) per basic share. Full year 2020 net loss is expected to be $13.5 million or $(1.26) per basic share, compared to a net loss of $56.3 million or $(7.54) per basic share for the same prior-year period.
•	Q4 adjusted EBITDA is expected to be at least $8.2 million, which is a $17.3 million improvement from the same prior-year period. Full year 2020 adjusted EBITDA is expected to be at least $23.5 million, compared to an $18.4 million adjusted EBITDA loss for the same prior-year period.
•	On February 5, 2021, the company contributed approximately $3.5 million in inventory to acquire a controlling interest in an online marketplace called TheCloseOut.com. The site offers consumers exclusive and name-brand products at deep discounts. The Company is launching a “Closeout Deals” television program to drive customer growth.
•	Outlook - For Q1 2021, the Company anticipates reporting adjusted EBITDA of at least $6 million. For the full year 2021, the Company anticipates reporting adjusted EBITDA between $28 million and $32 million.

“Q4 was another strong quarter for us,” said Tim Peterman, CEO of iMedia Brands, “which creates an even stronger foundation for revenue and profit growth in 2021.”

1The Company reported Q4 revenue growth in 2017 on a 53-week fiscal year.

The financial information in this release is preliminary and subject to completion of iMedia’s year-end financial reporting processes and audit. iMedia expects to report its full fourth quarter and fiscal year 2020 financial results in March 2021.

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; restructuring costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; rebranding costs; and non-cash share-based compensation expense. The Company has included the “adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its television and online businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. EBITDA and adjusted EBITDA are both non-GAAP measures and should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to adjusted EBITDA in this release.

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA:

(Unaudited)

(in millions)

	For the Three-Month Periods Ended		For the Twelve-Month Periods Ended
	Preliminary		Preliminary
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020

Net loss	$(3.0)	$(18.4)	(13.5)	$(56.3)
Adjustments:
Depreciation and amortization	8.3	2.8	28.0	12.0
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	1.3	1.2	5.2	3.8
Income taxes	0.0	(0.0)	0.1	0.0
EBITDA (as defined)	$6.7	$(14.4)	$19.7	$(40.5)

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$6.7	$(14.4)	$19.7	$(40.5)
Adjustments:
Restructuring costs	0.5	2.5	0.7	9.2
Transaction, settlement and integration costs, net (a)	0.3	1.5	1.2	0.7
Executive and management transition costs	-	0.3	-	2.7
Rebranding costs	-	0.5	-	1.3
Inventory impairment write-down	-	-	-	6.1
Non-cash share-based compensation expense	0.7	0.5	1.9	2.2
Adjusted EBITDA	$8.2	$(9.1)	$23.5	$(18.4)

(a)	Transaction, settlement and integration costs for the three and twelve-month period ended January 30, 2021 includes consulting fees incurred to explore additional loan financings, settlement costs, professional fees related to the TheCloseOut.com transaction, and incremental COVID-19 related legal costs. Transaction, settlement and integration costs for three-month period ended February 1, 2020 includes contract settlement costs, costs incurred to effect a reverse stock split and business acquisition and integration-related costs to acquire Float Left and J.W. Hulme. Transaction, settlement and integration costs, net, for the twelve-month period ended February 1, 2020 includes $2.2 million of costs for contract settlement costs, business acquisition and integration-related; costs incurred related to the implementation of our ShopHQ VIP customer program and our third-party logistics service offerings and costs incurred to effect a reverse stock split, partially offset by a $1.5 million gain for the sale of our claim related to the Payment Card Interchange Fee and Merchant Discount Antitrust Litigation class action lawsuit.

Free Cash Flow

Free cash flow represents net cash provided by operating activities less cash paid for property and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. Management utilizes the free cash flow measure in order to assess the operating performance of its television and online businesses. Free cash flow is a non-GAAP measure and therefore should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net cash provided by operating activities in this release.

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(in millions)

	For the Twelve-Month Periods Ended
	Preliminary
	January 30, 2021	February 1, 2020

Major GAAP Cash Flow Categories

Net cash provided by (used for) operating activities	$6.0	$(6.2)
Net cash used in investing activities	(5.0)	(7.8)
Net cash provided by financing activities	$3.8	$3.3

Free Cash Flow (non-GAAP measure)

Net cash provided by (used for) operating activities	$6.0	$(6.2)
Cash paid for property and equipment	(5.0)	(7.1)
Free cash flow	$1.0	$(13.3)

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI) is a leading interactive media company that owns a growing portfolio of lifestyle television networks, consumer brands and media commerce services. Its brand portfolio spans multiple business models and product categories. Its television brands are ShopHQ, ShopBulldogTV, ShopHQHealth and LaVenta. Its media commerce services brands are Float Left Interactive and i3PL Services. Its consumer brands include J.W. Hulme, OurGalleria.com and TheCloseOut.com. Please visit www.imediabrands.com for more investor information.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains statements, estimates, projections, guidance or outlooks that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about our prospects, including anticipated show, event, or product line launches, and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707